Exhibit 99.1

RSP Permian, Inc. Announces Pricing of Common Stock Offering

DALLAS, Aug. 7, 2014 /PRNewswire/ — RSP Permian, Inc. (“RSP” or the “Company”) (NYSE: RSPP) today announced the pricing of an underwritten public offering of 10,000,000 shares of its common stock at $25.65 per share. The Company is selling 4,166,667 shares of its common stock, and the selling stockholders named in the registration statement are selling 5,833,333 shares of the Company’s common stock. The Company and certain of the selling stockholders have granted the underwriters a 30-day option to purchase up to an additional 1,500,000 shares of the Company’s common stock from the Company and such selling stockholders, pro rata, if the underwriters sell more than 10,000,000 shares of the Company’s common stock to cover overallotments. The offering is expected to close on August 12, 2014, subject to customary closing conditions.

The Company intends to use the net proceeds of $102.3 million from this offering to repay amounts drawn under its revolving credit facility. The Company may at any time reborrow amounts repaid under its revolving credit facility, and expects to do so to fund a portion of several pending acquisitions in Glasscock County, Texas. The Company will not receive any of the proceeds from the sale of shares of the Company’s common stock by the selling stockholders.

Barclays, RBC Capital Markets, Raymond James, Tudor, Pickering, Holt & Co., and UBS Investment Bank are acting as joint book-running managers for this offering.

A registration statement on Form S-1 relating to these securities has been filed with and declared effective by the Securities and Exchange Commission.  This offering will be made only by means of a written prospectus.  A copy of the prospectus meeting the requirements of Section 10 of the Securities Act of 1933 may be obtained, when available, from:

Barclays Capital Inc.	RBC Capital Markets, LLC
c/o Broadridge Financial Solutions	Attn: Equity-Linked Syndicate
1155 Long Island Avenue	3 World Financial Center
Edgewood, NY 11717	200 Vesey Street, 8th Floor
barclaysprospectus@broadridge.com	New York, NY 10281-8098
Toll-Free: 1-888-603-5847	equityprospectus@rbccm.com
Toll-Free: 1-877-822-4089

Raymond James	Tudor, Pickering, Holt & Co.	UBS Investment Bank
Attn: Prospectus Department	Attn: Prospectus Department	Attn: Prospectus Department
880 Carillon Parkway	Heritage Plaza	299 Park Avenue
St. Petersburg, FL 33716	1111 Bagby, Suite 5100	New York, NY 10171
prospectus@raymondjames.com	Houston, TX 77002	Toll-Free: 1-888-827-7275
Toll-Free: 1-800-248-8863	Telephone: (713) 333-7100

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the securities described in the registration statement or the prospectus in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About RSP Permian, Inc.

RSP is an independent oil and natural gas company focused on the acquisition, exploration, development and production of unconventional oil and associated liquids-rich natural gas reserves in the Permian Basin of West Texas. The vast majority of RSP’s acreage is located on large, contiguous acreage blocks in the core of the Midland Basin, a sub-basin of the Permian Basin, primarily in the adjacent counties of Midland, Martin, Andrews, Glasscock, Dawson and Ector.  The Company’s common stock is traded on the NYSE under the ticker symbol “RSPP.”  For more information, visit www.rsppermian.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the federal securities laws. All statements, other than historical facts, that address activities that RSP assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. Forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the management of RSP. Information concerning these risks and other factors can be found in RSP’s filings with the SEC, including its Form 10-K, which can be obtained free of charge on the SEC’s web site located at http://www.sec.gov. RSP undertakes no obligation to update or revise any forward-looking statement.

CONTACT: Scott McNeill, Chief Financial Officer, 214-252-2700, Investor Relations: IR@rsppermian.com, 214-252-2790